UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 2024

SKILLZ INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39243	84-4478274
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6625 Badura Avenue
Las Vegas, Nevada 89118
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (415) 762-0511

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SKLZ	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Discretionary Authority to Fill Board Vacancies

On December 5, 2024, , the stockholders of Skillz Inc. (“Skillz” or the “Company”) held the 2024 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved the amendment and restatement of the Company’s Fourth Amended and Restated Certificate of Incorporation (the “Charter” and, as amended and restated, the “Fifth Amended and Restated Certificate of Incorporation”) to grant the Board of Directors (the “Board”) discretionary authority to fill vacancies on the Board without a waiting period.

Prior to obtaining stockholder approval at the Annual Meeting, Article VIII of the Charter provided that any newly created directorship that resulted from an increase in the number of directors or any vacancy on the Board that resulted from the death, disability, resignation, disqualification or removal of any director or from any other cause could be filled solely by the stockholders of the Company with two-thirds of the voting power of the shares of capital stock of the Company unless any such vacancy or newly created directorships remained unfilled for at least sixty (60) days, in which case such vacancy or newly created directorships could also be filled by the affirmative vote of a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director.

As adopted by the Company’s stockholders, Article VIII of the Fifth Amended and Restated Certificate of Incorporation provides the Board with the power to fill any vacancies on the Board by a vote of the majority of the remaining directors, although less than a quorum, or by a sole remaining director. As a result, the Board has greater flexibility to manage the Company. For example, should the Board identify an exceptional person to fill a vacancy on the Board, the Board may respond efficiently by filling the resulting vacancy with such person immediately, without having to wait sixty days or incurring the expense and delay of holding a meeting of stockholders for the election of such person. In addition, because the Board now has the sole power and authority to fill any vacancies, to the Board may fill vacancies with directors who support the agenda of the incumbent directors in the face of a takeover threat.

The Fifth Amended and Restated Certificate of Incorporation was filed with the Secretary today, December 6, 2024, and became effective immediately upon filing.

The foregoing description of the Fifth Amended and Restated Certificate of Incorporation does not purport to be complete and is qualified in its entirety by reference to the complete text of the Fifth Amended and Restated Certificate of Incorporation, a copy of which is filed with this report as Exhibit 3.1 and is incorporated into this report by reference.

Item 5.07.    Submission of Matters to a Vote of Security Holders.
Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders at the Annual Meeting.

Election of Directors	Shares Voted For		Shares Voted Against	Abstentions	Broker Non-Votes
Andrew Paradise	70,217,806		1,052,984	10,538	6,574,919
Casey Chafkin	70,180,956	`	1,082,661	17,711	6,574,919
Henry Hoffman	70,665,676		595,660	19,992	6,574,919
Anthony Cabot	71,028,430		232,235	20,663	6,574,919
Alexander Mandel	70,629,723		631,188	20,417	6,574,919
Kent Wakeford	70,665,448		594,854	21,026	6,574,919

Approval of Amendment to the Company's Charter to give the Board discretionary authority to fill vacancies of the Board without a waiting period	71,042,427		218,640	20,261	6,574,919

Ratification of retention of independent registered accounting firm, Grant Thornton, LLP for the year ending December 31, 2024	77,389,376		274,575	192,296	—

Item 8.01 Other Events

In addition, on December 10, 2024, the Company entered into Share Repurchase Agreements with Wildcat Capital Management, LLC and Wildcat Partner Holdings, LP (the “Share Repurchase Agreements”). Pursuant to the Share Repurchase Agreements, the Company agreed to repurchase 961,532 shares of its Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) from Wildcat Partner Holdings, LP at a price of $7.00 per share, for a total purchase price of $6,730,724.00, and 18,316 shares of its Class A Common Stock from Wildcat Capital Management, LLC at a price of $7.00 per share, for a total purchase price of $128,212.00. The Share Repurchase Agreements contain customary representations and warranties, and closed on December 10, 2024.
Item 9.01.    Financial Statements and Exhibits
(d) Exhibits.
3.1 Fifth Amended and Restated Certificate of Incorporation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SKILLZ INC. (registrant)

Date: December 11, 2024	By:	/s/ Nikul Patel
	Name:	Nikul Patel
	Title:	Authorized Officer